UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 16, 2013

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Core Laboratories N.V. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2013. At the Annual Meeting, the Company's shareholders were requested: (1) to elect three Class II supervisory directors to serve on the Company's board of supervisory directors for a term of office expiring at the Company's 2016 Annual Meeting of Shareholders, (2) to ratify the appointment of PricewaterhouseCoopers as the Company's independent registered public accountants for the fiscal year ending December 31, 2013, (3) to conduct a non-binding advisory vote to approve the compensation of the Company's executive officers, (4) to confirm and adopt the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2012, (5) to approve and resolve the cancellation of the Company's repurchased shares held by the Company in its name at 12:01 a.m. CET on May 16, 2013, (6) to approve and resolve the extension of the existing authority to repurchase up to 10% of the Company's issued share capital until November 16, 2014, (7) to approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 16, 2014, (8) to approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 16, 2014. Each of these items is more fully described in the Company's proxy statement filed on March 20, 2013.
The certified results of the matters voted upon at the Annual Meeting are as follows:
Proposal No. 1 - Election of Class II Directors: The election of each Class II supervisory director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

D. John Ogren	37,337,234	2,549,993	2,162,368
Lucia van Geuns	39,036,526	850,701	2,162,368
Charles L. Dunlap	39,101,227	786,000	2,162,368

Proposal No. 2 - Ratification of the Selection of PricewaterhouseCoopers: The ratification of the selection of PricewaterhouseCoopers as the Company's independent registered public accountants for the fiscal year ending December 31, 2013 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,875,984	2,121,325	52,286	—

Proposal No. 3 - Approve the Compensation of the Company's Executive Officers: The approval of the compensation of the Company's executive officers was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,313,404	2,439,599	134,224	2,162,368

Proposal No. 4 - Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2012 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,881,487	40,785	2,127,323	—

Proposal No. 5 - Approve and Resolve the Cancellation of Repurchased Shares: The approval of the cancellation of the Company's repurchased shares held by the Company in its name at 12:01 a.m. CET on May 16 2013 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

41,980,950	15,525	53,120	—

Proposal No. 6 - Approve Extension - Repurchase up to 10% of Issued Share Capital: The approval of the extension of the existing authority to repurchase up to 10% of the Company's issued share capital until November 16, 2014 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

41,783,354	33,534	232,707	—

Proposal No. 7 - Approve Extension to Issue Shares and/or Grant Rights: The approval of the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 16, 2014 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,721,994	152,037	13,196	2,162,368

Proposal No. 8 - Approve Extension to Limit or Exclude Preemptive Rights: The approval of the extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 16, 2014 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,462,574	404,950	19,703	2,162,368

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: May 16, 2013	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer